Exhibit 5.1
[BAKER, DONELSON, BEARMAN, CALDWELL & BERKOWITZ, P.C. LETTERHEAD]
December 28, 2006
Prestige Brands Holdings, Inc.
90 North Broadway
Irvington, New York 10533
Re:	Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to Prestige Brands Holdings, Inc, a Delaware corporation (the “Registrant”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the resale (the “Offering”) of 12,650,000 shares (the “Shares”) of the Company’s common stock $0.01 par value per share (the “Common Stock”) being sold by certain selling stockholders listed in the Registration Statement (each a, “Selling Stockholder”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K in connection with the Registration Statement.
     In connection with this opinion, we have examined and relied on originals, or copies certified or otherwise identified to our satisfaction, of such documents and records of the Company, certificates and representations of officers of the Company, and other documents and records as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on such documents and records, the legal capacity of all natural persons whose signatures appear on such documents and records, the authenticity of all documents and records submitted to us as originals, the conformity to authentic original documents and records of all documents and records submitted to us as copies, and the truthfulness of all statements of fact contained therein. We have not independently verified any factual matters relating to this opinion. We have made such investigations of law as we have deemed necessary and relevant as a basis hereof.
     Based on the foregoing, subject to the limitations and assumptions set forth herein, and having due regard for such legal consideration as we deem relevant, we are of the opinion that the Shares to be sold by the Selling Stockholders are legally issued, fully paid, and nonassessable.
     This opinion letter has been prepared solely in connection with the filing of the Registration Statement.
     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus forming a part thereof. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,